UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2013

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On July 31, 2013, Regions Asset Management Company, Inc. (“Ramco”), an Alabama corporation and subsidiary of Regions Bank, notified its shareholders of a special meeting to be held at 4 p.m., central time, on Monday, August 12, 2013 to consider the voluntary liquidation and dissolution of Ramco in accordance with the laws of the State of Alabama, Ramco’s Restated Articles of Incorporation, as amended (the “Charter”), and the plan of complete liquidation and dissolution approved by Ramco’s Board of Directors (the “Plan”). Pursuant to the Plan, after provision for the claims and obligations of Ramco’s creditors, holders of the outstanding capital stock of Ramco would receive liquidating distributions in the following amounts: (1) first, holders of Ramco’s Series 1999-A Cumulative Exchangeable Preferred Stock, liquidation value $1,000 per share, would receive a liquidating distribution of $1,250 per share, (2) second, holders of Ramco’s Series 1996 Preferred Stock, liquidation value $1,000 per share, would receive a liquidating distribution of $1,000 per share, and (3) finally, holders of Ramco’s Class B Common Stock would receive a per share pro rata liquidating distribution of any of Ramco’s remaining assets.

Holders of Series 1999-A Preferred Stock representing 66 2/3% of the aggregate liquidation amount outstanding have indicated their intention to vote to approve Ramco’s voluntary dissolution.

In accordance with general instruction B.2 of Form 8-K, this information is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: July 31, 2013